Exhibit 10.83.1

Portions of this exhibit marked [*] are omitted and are requested to be treated confidentially.

FIRST AMENDMENT

TO

AMENDED AND RESTATED

DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

between

LUPIN LTD.

and

SALIX PHARMACEUTICALS, INC.

Dated as of 22 February 2013

This FIRST AMENDMENT TO AMENDED AND RESTATED DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT (this “Amendment”), dated as of 22 February 2013 (the “First Amendment Effective Date”), is made by and between Lupin Ltd., a corporation organized under the laws of India (“Lupin”), and Salix Pharmaceuticals, Inc., a California corporation (“Salix”). Lupin and Salix are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Amended and Restated Development, Commercialization and License Agreement, dated 31 March 2011 (the “Original Agreement”); and

WHEREAS, the Parties wish to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I. DEFINITIONS

Terms used herein and not otherwise defined are used herein with the same meanings given to them in the Original Agreement.

ARTICLE II. AMENDMENTS

The Original Agreement is hereby amended, effective as of the First Amendment Effective Date, as follows:

2.1 Section 1.24 of the Original Agreement is hereby amended to add the following additional sentence at the end thereof:

“Notwithstanding the foregoing, for purposes of use of the term in Section 7.4 only and only in reference to periods commencing on or after 1 January 2012, “Contract Year” means (a) the period beginning on 1 January 2012 and ending on the earlier of the day preceding the first anniversary of such date and the termination date of this Agreement; and (b) each successive period thereafter beginning on an anniversary of 1 January 2012 and ending on the earlier of the day preceding the next anniversary of 1 January 2012 and the termination date of this Agreement.”

2.2 Section 1.87 of the Original Agreement is hereby amended by deleting the phrase “any Salix Prescription Rifaximin Product” therefrom and replacing it with the phrase “Salix’s 550mg XIFAXAN® product”.

2.3 For purposes of Section 7.4 of the Original Agreement:

(a) the first Contract Year (i.e., the Contract Year that began on the Amendment Effective Date) is to be deemed to have ended on 31 December 2011 and to consist of only three (3) Contract Quarters;

(b) for purposes of such first Contract Year as adjusted pursuant to clause (a) of this Section 2.3, references in Sections 7.4.1(b) and 7.4.2 of the Original Agreement to the sum of [*] Dollars ($[*]) are hereby changed to the sum of [*] Dollars ($[*]); and

(c) for purposes of such first Contract Year as adjusted pursuant to clause (a) of this Section 2.3, provisions in Section 7.4.2 of the Original Agreement for proration of amounts specified therein for Contract Years that are less than a full twelve (12)-month period are to be ignored.

2.4 For purposes of the Contract Quarter that begins on 1 January 2012 and continuing for Contract Quarters thereafter (and only for such Contract Quarters) all references in Section 7.4.1(a) of the Original Agreement to the sum of [*] Dollars ($[*]) are hereby changed to the sum of [*] Dollars ($[*]).

2.5 For purposes of the Contract Year that begins on 1 January 2012 and continuing for Contract Years thereafter (and only for such Contract Years), all references in Sections 7.4.1(b) and 7.4.2 of the Original Agreement to the sum of [*] Dollars ($[*]) are hereby changed to the sum of [*] Dollars ($[*]).

2.6 Section 7.4 of the Original Agreement is hereby amended by adding a new subsection 7.4.3 at the end thereof, such new subsection to read in its entirety as follows:

“7.4.3. Termination. The provisions of this Section 7.4 shall not apply in respect of any period after 30 September 2019 and Salix shall have no obligation under the provisions of this Section 7.4 to make any payment to Lupin in respect of any Contract Quarter commencing on or after 1 October 2019. In implementation of the foregoing, the determination for purposes of Sections 7.4.1(b) and 7.4.2 of any and all payments to be made in respect of the Contract Year commencing on 1 January 2019 shall be made pursuant to appropriate proration for a partial Contract Year as provided in the aforesaid Sections. The provisions of this Section 7.4.3 are without prejudice to any obligations accrued by either Party under this Section 7.4 in respect of periods ending on or before 30 September 2019.”

*	Confidential treatment requested; certain information omitted and filed separately with the SEC

2.7 Section 13.8.8 of the Original Agreement is hereby amended to read in its entirety as follows:

“13.8.8 Payments to Lupin. In the event that Salix should terminate this Agreement pursuant to Section 13.3.3 prior to [*] (an “Early Termination”), the Parties acknowledge and agree that such Early Termination will cause Lupin to suffer damages in an amount that is uncertain, not readily ascertainable and incapable of accurate calculation resulting from (a) the efforts and resources expended by Lupin in performance and contemplation of future performance under this Agreement and (b) Lupin’s forgoing other commercial opportunities because of this Agreement. On this basis, the Parties further acknowledge and agree that in the event of an Early Termination, Salix shall pay to Lupin an amount equal to the amount, if any, by which [*] Dollars ($[*]) exceeds (a) the sum of (i) Creditable Consideration paid or accrued through the date of termination plus (ii) any amounts paid or accrued through the date of termination pursuant to Section 7.4.1 as Minimum Consideration Quarterly Reconciliation Payments plus (ii) any amounts paid or accrued through the date of termination pursuant to Section 7.4.2(a) as Minimum Consideration Annual Reconciliation Payments, less (b) any amounts paid or accrued through the date of termination pursuant to Section 7.4.2(b) as Minimum Consideration Annual Reconciliation Refunds (the “Early Termination Fee”). The Parties acknowledge that the Early Termination Fee has been agreed upon, after negotiation, as a reasonable estimate of an amount to compensate Lupin for the efforts and resources expended and opportunities foregone by Lupin. The Early Termination Fee shall be Lupin’s sole and exclusive remedy in respect of any Early Termination of this Agreement by Salix and the Early Termination Fee is, therefore, not a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate Lupin for the efforts and resources expended and opportunities foregone by Lupin. Nothing in this Section 13.8.8 shall limit any other rights or remedies of Lupin or Salix under this Agreement arising from the failure of either Party to comply with its obligations under this Agreement.”

*	Confidential treatment requested; certain information omitted and filed separately with the SEC

2.8 The text of Section 14.21.2 of the Original Agreement is hereby deleted in its entirety and replaced by the designation “RESERVED”.

ARTICLE III. ADJUSTMENTS

The Parties hereby agree to cooperate in good faith to effect such adjustments in and to amounts previously paid or payable by Salix to Lupin pursuant to Section 7.4 of the Original Agreement, and to effect such additional payments by Salix to Lupin or refunds by Lupin to Salix, as are necessary to implement and give effect to the amendments to the Original Agreement effected by this Amendment.

ARTICLE IV. MISCELLANEOUS

4.1 Entire Agreement.

(a) Except as contemplated by Section 4.2, (i) this Amendment sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby; and (ii) each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein.

(b) The Original Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect.

4.2 Related Agreements.

(a) Simultaneously herewith, the Parties are entering into a Second Amendment to Rifaximin Manufacturing and Supply Agreement (the “Second Amendment to API Supply Agreement”). The effectiveness of this Amendment is explicitly conditioned upon the execution and delivery by each Party thereto of the Second Amendment to API Supply Agreement.

(b) The Parties acknowledge that they have been pursuing negotiations in respect of an agreement pursuant to which Salix will appoint Lupin or its Affiliates as the authorized generic distributor for the [*] and certain other Salix products. The Parties confirm their intent to continue such negotiations in good faith with a view to entering into an agreement by 12 April 2013, but without thereby imposing on either Party any obligation to enter into any such agreement or creating any legally binding obligations in respect of any such agreement or the terms thereof unless and until such agreement is fully negotiated and executed and delivered by the parties thereto. Any

*	Confidential treatment requested; certain information omitted and filed separately with the SEC failure by the Parties to enter into the agreement described in the first sentence of this Section 4.2(b) shall not in any way affect the enforceability and continued validity of this Amendment, the Original Agreement as amended pursuant to this Amendment, the Second Amendment to API Supply Agreement, the API Supply Agreement as previously amended and amended pursuant to the Second Amendment to API Supply Agreement, or the Finished Product Supply Agreement. Notwithstanding the foregoing, in the event that, after Lupin’s good faith participation during the period from the First Amendment Effective Date until 12 April 2013 in negotiations in respect of the agreement described in the first sentence of this Section 4.2(b), as of 13 April 2013 the Parties have not entered into such agreement, then Salix shall cease, as of 13 April 2013 and continuing thereafter, to have the right to terminate the Original Agreement (as amended hereby) pursuant to Section 13.3.2 thereof.

4.3 Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed original counterpart of such signature page.

4.4 English Language. This Amendment shall be written and executed in, and all other communications under or in connection with this Amendment shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be effective as of the First Amendment Effective Date.

SALIX PHARMACEUTICALS, INC.		LUPIN LTD.

By:	/s/ Rick Scruggs	By:	/s/ S. Ramesh

Name:	Rick Scruggs	Name:	S. Ramesh

Title:	EVP of Business Development	Title:	CFO and President (FIN)

[Signature page to First Amendment to Amended and Restated Development,

Commercialization and License Agreement]